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                                   EXHIBIT 4

                          Agreement and Plan of Merger














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                                                                      EXHIBIT 4

                             AGREEMENT AND PLAN OF MERGER

    This Agreement and Plan of Merger ("Agreement") is made as of the 2nd day of May, 1997, by and among Steadman Associated Fund, a common law trust organized under the laws of the District of Columbia ("Fund") and Steadman Investment Fund, Steadman American Industry Fund and Steadman Technology and Growth Fund, each of which is a common law trust organized under the laws of
the District of Columbia (collectively, the "Other Funds").   Upon completion
of the transactions set forth in this Agreement, the Steadman Associated Fund will change its name to the Steadman Security Trust ("Fund").

    This Agreement is intended to be and is adopted as a "plan of reorganization", within the meaning of Treasury Regulations Section 1.368-2(g), for reorganizations under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended ("Code"). The reorganizations ("Reorganizations") will consist of the mergers of the Other Funds with and into the Fund ("Merger") and the issuance by the Fund in each transaction of shares of beneficial interest of the Fund ("shares") to be distributed contemporaneously with the Closing Date (as defined in Section 3.1 below), to the shareholders of the Other Funds as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.


    In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

I.  THE REORGANIZATIONS OF THE OTHER FUNDS

    1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, on the Closing Date, each of the Other Funds will merge with and into the Fund, and the Fund, as the survivor of the Merger, will in exchange therefor on the Closing Date as set forth in paragraph 3.1 issue to the shareholders of the Other Funds the number of shares of the Fund, including fractional Fund shares, determined by dividing the value of each of the Other Funds shares computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value per share of the Fund, computed in the manner and as of the time and date set forth in paragraph 2.2. Such transactions shall take place at the closing provided for in paragraph 3.1 ("Closing").

    1.2 Copies of all books and records of or pertaining to the Other Funds, including those in connection with its obligations under the "Investment Company Act of 1940", as amended, (the "1940 Act"), the Code, State blue sky laws or otherwise in connection with this Agreement, will promptly after the Closing be delivered to officers of the Fund or their designee. The Fund and its advisor, Steadman Security Corporation ("Steadman") shall have access to such books and records upon reasonable request during normal business hours.

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2.  THE CALCULATION

    2.1 The net asset value of each of the Other Fund's shares shall be the net asset value per share computed at the close of trading on the New York Stock Exchange on the business day preceding the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in each of the Other Fund's Trust Indenture.

    2.2 The net asset value of each share of the Fund shall be the net asset value per share computed on the Valuation Date, using the valuation procedures set forth in the Fund's Trust Indenture.


    2.3 The Fund shall effectuate a reverse split of each share of the Fund which is issued and outstanding on the Valuation Date so that for each ten Fund shares issued and outstanding there shall be issued one Fund share.


    2.4 All computations of value shall be made by Steadman in accordance with its regular practice in pricing the Fund and the Other Funds. The Fund shall cause Steadman to deliver to the Fund and the Other Funds a copy of its valuation reports at the Closing.

    2.5 The number of Fund shares (including fractional shares, if any) to be issued hereunder shall be determined by dividing the net asset value of each of the shares of the Other Funds determined in accordance with paragraph
2.1 by the net asset value of a Fund share determined in accordance with paragraph 2.2 as effected by the reverse stock split of the Fund shares effectuated pursuant to paragraph 2.3. Fractional shares shall not be issued and the net asset value of any Fund fractional shares required to be issued pursuant to paragraphs 2.3 and 2.5 shall be paid in cash to each Fund shareholder and Other Funds shareholders.

3.  THE MERGER

    3.1 Upon the effectiveness of the Merger, the Other Funds shall be merged with and into the Fund, pursuant to the laws of the District of Columbia, which shall be the survivor from and after the effective time of the Merger, and which is sometimes hereinafter referred to as the "surviving fund," and which shall continue to exist as said surviving fund under the name Steadman Security Trust. The separate existence of each of the Other Funds, which are hereinafter sometimes referred to as the "terminating funds," shall cease at the Closing Date in accordance with the provisions of
Section 4.1.


    3.2 The Amended and Restated Trust Indenture of the Fund and Declaration of Trust with amendments through May 2, 1997 ("Fund Trust Indenture") as now in force and effect, and as the same may be amended and restated, shall continue to be the Trust Indenture of the surviving fund, and shall continue in full force and effect until further amended and changed in the manner prescribed therein.

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    3.3  The Trustees in office of the Fund at the Closing Date shall be the
Trustees of the surviving fund.

    3.4 Each issued share of a terminating fund shall, at the Closing Date, be converted into shares of the surviving fund. The issued shares of the Fund shall not be converted or exchanged in any manner, but each such share which is issued and outstanding as of Closing Date shall continue to represent one issued share of the surviving Fund.

4.  CLOSING AND CLOSING DATE

    4.1 The Closing Date hereunder (the "Closing Date") shall be ten days after all shareholder and regulatory approvals to effectuate the Merger have been received by the Fund and the Other Funds (or such other day and time as may be mutually agreed upon in writing). The Closing shall be held in a location mutually agreeable to all the parties hereto. All acts taking place at the Closing shall be deemed to take place simultaneously as of 9:00 a.m. Eastern time on the Closing Date unless otherwise agreed by the parties.

    4.2 In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or
(b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that in the judgment of both the Fund and the Other Funds, accurate appraisal of the value of the net assets of the Fund or the Other Funds is impracticable, the Valuation Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption and reporting shall have been restored.

    4.3 The Other Funds shall deliver to the Fund or its designee (a) at the Closing a list, certified by its Secretary, of the names, addresses and taxpayer identification number, of the Other Funds Shareholders (the "Other Funds Shareholders") and the number of outstanding Other Funds shares owned by each such shareholder, all as of the Valuation Date, and (b) as soon as practicable after the Closing all original documentation (including Internal Revenue Service forms, certificates, certifications and correspondence) relating to the Other Funds Shareholders taxpayer identification numbers and their liability for or exemption from back-up withholding. The Fund shall issue and deliver a confirmation evidencing delivery of Fund shares to be credited on the Closing Date to the Other Funds Shareholders or provide evidence reasonably satisfactory to the Other Funds Shareholders that such Fund shares have been credited to Other Funds Shareholders account on the books of the Fund. At the Closing each party shall deliver to the other such other documents or instruments as such other party or its counsel may reasonably request to effect the consummation of the transactions contemplated by the Agreement.

5.   COVENANTS OF THE FUND AND THE OTHER FUNDS.

    5.1 The Fund will operate its business in the ordinary course between the date hereof and the Closing Date.

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    5.2  The  Fund has prepared and filed with the Securities and Exchange
Commission ("Commission") a registration statement on Form N-14 under the Securities Act of 1933, as amended ("1933 Act"), and will prepare and file with the Commission any amendments thereto, relating to the Fund shares to be issued to the Other Funds Shareholders pursuant to the Merger ("Registration Statement"). The Other Funds will provide the Fund with the Proxy Materials as described in paragraph 5.3 below, for inclusion in the Registration Statement. The Other Funds will further provide the Fund with such other information and documents relating to the Other Funds as are reasonably necessary for the preparation of the Registration Statement.


    5.3 The Fund and the Other Funds will call a meeting of their shareholders to consider and act upon the Merger, including this Agreement, and take all other action necessary to obtain approval of the transactions contemplated herein. The Fund and the Other Funds will prepare, with such assistance from each other as may be mutually agreed to, the notice of meeting, form of proxy and proxy statement and prospectus (collectively "Proxy Materials") to be used in connection with such meetings provided that the Fund will furnish the Other Funds with a current effective prospectus relating to the Fund shares for inclusion in the Proxy Materials and with such other information relating to the Fund as is reasonably necessary for the preparation of the Proxy Materials. The Fund will include in its Proxy Materials for approval by its shareholders the change in the classification of the Fund from an open-end investment company to a closed-end investment company, including the elimination by the Fund of the right to issue and have outstanding redeemable Fund shares.

    5.4 Prior to the Closing Date, the Other Funds will assist the Fund in obtaining such information as the Fund reasonably requests concerning the beneficial ownership of the shares of the Other Funds.

    5.5 Subject to the provisions of this Agreement, the Fund and the Other Funds will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.


    5.6 As promptly as practicable after the Closing Date, the Other Funds shall furnish or cause to be furnished to the Fund, such information as the Fund reasonably requests to enable the Fund to determine the Other Funds earnings and profits for federal income tax purposes and other tax attributes that will be carried over to the Fund pursuant to Section 381 of the Code.


    5.7 As promptly as practicable after the Closing Date, the Other Funds shall prepare and file all federal and other tax returns and reports of the Other Funds required by law to be filed with respect to all periods ending through and after the Closing Date but not theretofore filed.

    5.8 The Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state Blue Sky and

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securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

6.  REPRESENTATIONS AND WARRANTIES

    6.1  The Fund represents and warrants to the Other Funds as follows:

    (a) The Fund is a common law trust, established under the Fund Trust Indenture, a copy of which has been furnished to the Other Funds, and is validly existing and in good standing under the laws of the District of Columbia, and has the power and authority to own its properties and to carry on its business as it is now conducted.

    (b) The Fund is a duly registered, open-end, management investment company, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are in full force and effect.

    (c) All of the issued and outstanding shares of each class of the Fund have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. Shares of each class of the Fund are registered in all jurisdictions in which they are required to be registered under state securities laws and other laws, and said registrations, including any periodic reports or supplemental filings, are complete and current, all fees required to be paid have been paid, and the Fund is not subject to any stop order and is fully qualified to sell its shares in each state in which its shares have been registered.

    (d) The current prospectus and statement of additional information of the Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (e) At the Closing Date, the Fund will have title to the Fund's assets, subject to no liens, security interests or other encumbrances except those incurred in the ordinary course of business.

    (f) The Fund is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of the Fund Trust Indenture or of any material agreement, indenture, instrument, contract, lease or other undertakings to which the Fund is a party or by which it is bound.

    (g) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against

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    the Fund or any of its properties or assets, except as previously disclosed in writing to the Other Funds. The Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects, or is reasonably likely to materially and adversely affect, its business or its ability to consummate the transactions contemplated herein.

    (h) The Statement of Assets and Liabilities, Statement of Operations and Statement of Changes in Net Assets as of June 30, 1996 (audited) of the Fund examined by Coopers & Lybrand L.L.P. (a copy of which has been furnished to the Other Funds), fairly present, in all material respects, the financial condition of the Fund as of such date in conformity with generally accepted accounting principles consistently applied, and as of such date there were no known liabilities of the Fund (contingent or otherwise) not disclosed therein that would be required in conformity with generally accepted accounting principles to be disclosed therein.

    (i) All issued and outstanding Fund shares are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof.

    (j) The Fund has the power to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Fund Trustees on the part of the Fund, subject only to shareholder approval, and this Agreement constitutes a valid and binding obligation of the Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.

    (k) The Fund shares to be issued and delivered to the Other Funds, for the account of the Other Funds Shareholders, pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Fund shares, and will be fully paid and non-assessable with no personal liability attaching to the ownership thereof and no shareholder of the Fund will have any preemptive right or right of subscription or purchase in respect thereof.

    (l) Since June 30, 1996, there has not been (i) any material adverse change in the Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or that have been approved by shareholders of the Fund or (ii) any incurrence by the Fund of any indebtedness except indebtedness incurred in the ordinary course of business. For the purposes of this subparagraph, neither a decline in net asset value per share of the Fund nor the redemption of Fund shares by Fund shareholders, shall constitute a material adverse change.

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    (m)  All material Federal and other tax returns and reports of the Fund required by law to have been filed, have been filed, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports have been paid or provision has been made for the payment thereof, and to the best of the Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.


    (n) For each of the last three taxable years of its operation, the Fund has not met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company.

    (o) On the Closing Date, the Fund will be a diversified investment company within the meaning of Code Section 368(a)(2)(F)(ii) and proposed Treasury Regulations Section 1.368-4(c)(3).

    (p) Since June 30, 1996, there has been no change by the Fund in accounting methods, principles, or practices, including those required by generally accepted accounting principles, except as disclosed in writing to the Other Funds or as set forth in the financial statements of the Fund covering such period.

    (q) The information furnished or to be furnished by the Fund for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

    (r) The Proxy Statement and Prospectus to be included in the Registration Statement (only insofar as it relates to the Fund) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.


    6.2 Each of the Other Funds represents and warrants to the Fund with respect to the specific transaction in the Merger relevant to such Other Fund as follows:

    (a) The Other Funds are common law trusts, validly existing and in good standing under the laws of the District of Columbia, and each of the Other Funds has the power and authority to own its properties and to carry on its business as it is now conducted. Copies of the respective Restated Trust Indentures and Declarations of Trust of the Other Funds have been furnished to the Fund.

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    (b)  Each of the Other Funds is a duly registered, open-end, management investment company, and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act are in full force and effect.

    (c) All of the issued and outstanding shares of each of the Other Funds have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities
    laws.   However, shares of the Other Funds are not currently offered for sale to the public, and there is no current prospectus available for any of the Other Funds.

    (d) At the Closing Date, each of the Other Funds will have title to their assets, subject to no liens, security interests or other encumbrances except those incurred in the ordinary course of business.

    (e) Each of the Other Funds is not, and the execution, delivery and performance of this Agreement will not result, in a material violation of any provision of each of the Other Funds Declaration of Trust or of any material agreement, indenture, instrument, contract, lease or other undertakings to which each of the Other Funds is a party or by which it is bound.

    (f) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against each of the Other Funds or any of its properties or assets, except as previously disclosed in writing to the Fund. Each of the Other Funds knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects, or is reasonably likely to materially and adversely affect, its business or its ability to consummate the transactions contemplated herein.

    (g) The Statements of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets as of June 30, 1996 (audited) of each of the Other Funds examined by Coopers & Lybrand L.L.P. (copies of which has been furnished to the Fund), fairly present, in all material respects, the financial condition of each of the Other Funds as of such date in conformity with generally accepted accounting principles consistently applied, and as of such date there were no known liabilities of each of the Other Funds (contingent or otherwise) not disclosed therein that would be required in conformity with generally accepted accounting principles to be disclosed therein.

    (h) All issued and outstanding shares of each of Other Funds are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof.

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    (i)   Each of the Other Funds has the power to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Trustees on the part of each of the Other Funds, subject to shareholder approval, and this Agreement constitutes a valid and binding obligation of each of the Other Funds enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.

    (j) The Other Funds shares to be issued and delivered to the Fund, for the account of the Other Funds Shareholders, pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Other Funds shares, and will be fully paid and non-assessable with no personal liability attaching to the ownership thereof and no shareholder of the Other Funds will have any preemptive right or right of subscription or purchase in respect thereof.

    (k) Since June 30, 1996, there has not been (i) any material adverse change in each of the Other Funds' financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or that have been approved by shareholders of each of the Other Funds or (ii) any incurrence by each of the Other Funds of any indebtedness except indebtedness incurred in the ordinary course of business. For the purposes of this subparagraph, neither a decline in net asset value per share of each of the Other Funds nor the redemption of Other Funds shares by Other Funds Shareholders, shall constitute a material adverse change.

    (l) All material Federal and other tax returns and reports of each of the Other Funds required by law to have been filed, have been filed, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports have been paid or provision has been made for the payment thereof, and to the best of each of the Other Funds' knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.


    (m) For each of the last three taxable years of its operation, each of the Other Funds has not met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, except for Steadman Investment Fund which did meet the requirements for the year ended June 30, 1995.

    (n) On the Closing Date, each of the Other Funds will be a diversified investment company within the meaning of Code Section 368(a)(2)(F)(ii) and proposed Treasury Regulations Section 1.368-4(c)(3).

    (o) Since June 30, 1996, there has been no change by each of the Other Funds in accounting methods, principles, or practices, including those required by generally

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    accepted accounting principles, except as disclosed in writing to the
    Fund or as set forth in the financial statements of each of the Other Funds covering such period.

    (p) The information furnished or to be furnished by each of the Other Funds for use in registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations applicable thereto.

    (q) The Proxy Statement and Prospectus to be included in the Registration Statement (only insofar as it relates to each of the Other Funds) will, on the effective date of the Registration Statement and on the Closing Date, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.


    6.3 Steadman represents and warrants to the Fund and the Other Funds as follows:

    (a) To the best knowledge of Steadman after due inquiry, as of the Closing Date no violation of applicable federal, state and local statute, law or regulation, exists that individually, or in the aggregate, would have a material adverse effect on the business or operations of the Fund or the Other Funds.

    (b) To the best knowledge of Steadman after due inquiry, assuming fulfillment of the conditions precedent to the consummation of the Merger, the Fund and the Other Funds have the right, power, legal capacity and authority to enter into the Reorganizations contemplated by this Agreement.

    (c) To the best knowledge of Steadman after due inquiry, as of the Closing Date, the Fund and the Other Funds are in compliance with their investment objectives, policies and restrictions as described in the current prospectus and statement of additional information of the Fund or in their most recent Forms N-1A, filed under the 1940 Act by the Other Funds.

    (d) To the best knowledge of Steadman after due inquiry, as of the Closing Date there are no outstanding breaches by the Fund or the Other Funds of any agreement, indenture, instrument contract lease or other undertaking to which they are a party, or by which they are bound (other than any breaches that individually or in the aggregate would not have a material adverse effect on the Fund or the Other Funds).

    (e) To the best knowledge of Steadman upon due inquiry, there are no unresolved or outstanding shareholder claims or inquiries related to the Fund or the Other Funds and

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

    there will be no such claims or inquiries as of the Closing Date other than as disclosed by Steadman in writing to Fund or the Other Funds prior to the Closing Date.

    (f) Steadman is not aware of any threatened or pending litigation, administrative proceeding, investigation, examination or inquiry of or before any court or governmental body relating to the Fund or the Other Funds or any of their properties or assets which, if adversely determined, would materially and adversely affect the Fund or the Other Funds business or ability to consummate the transactions herein contemplated.

    (g) Steadman is not aware of any outstanding or threatened private claims or litigation relating to the Fund or the Other Funds. Steadman knows of no facts that might form the basis for such proceedings.

    (h) Except as previously disclosed to the Fund or the Other Funds in writing, and except as have been fully corrected, there have been no miscalculations of the net asset value of the Fund or the Other Funds during the twelve-month period preceding the Closing Date and all such calculations have been done in accordance with the provisions of Rule 2a4 under the 1940 Act.

    (i) There are no claims, levies or liabilities for corporate, excise, income or other federal, state or local taxes outstanding or threatened against the Fund or the Other Funds, other than those reflected in its most recent audited financial statements. Steadman knows of no facts that might form the basis for such proceedings.

    (j) To the best knowledge of Steadman after due inquiry, there have been no material adverse changes in the Fund or the Other Funds financial condition, assets, liabilities or business, other than those reflected in their most recent audited financial statements and all liabilities of the Fund or the Other Funds (contingent and otherwise) known to Steadman have been reported in writing to the Fund or the Other Funds prior to the date of this Agreement and prior to the Closing Date. A reduction in net assets due to shareowner redemptions will not be deemed to be a material adverse change.

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE OTHER FUNDS

    The obligations of Other Funds to consummate the transactions provided for herein shall be subject, at its election, to the performance by Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

    7.1 All representations and warranties of the Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

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    7.2  The Fund shall have delivered to Other Funds a certificate executed in Fund's name by Fund's President or Vice President and Treasurer or Secretary, in a form reasonably satisfactory to Other Funds and dated as of the Closing Date, to the effect that the representations and warranties of the Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Other Funds shall reasonably request;

    7.3 The Fund Shareholders shall have voted to change the Fund from an open-end investment company to a closed-end investment company.

    7.4 Each of the Fund and Other Funds shall have received a favorable opinion from Manatt, Phelps & Phillips, LLP, counsel to the Fund and the Other Funds, dated as of the Closing Date, covering the following points:


    That (a) Fund and each of the Other Funds are common law trusts organized and existing under the laws of the District of Columbia, and each has the power to own all of its properties and assets and to carry on its business as presently conducted; (b) The Fund is a duly registered, closed-end, management investment company and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect; (c) this Agreement has been duly authorized, executed and delivered by the Fund and the Other Funds, and assuming due authorization, execution and delivery of this Agreement by the Fund and the Other Funds, including approval by the shareholders of the Fund and the Other Funds Shareholders, is a valid and binding obligation of the Fund and the Other Funds enforceable against the Fund and the Other Funds in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles; (d) the Fund's shares to be issued to the Other Funds Shareholders as provided by this Agreement are duly authorized and upon delivery of such shares to the Other Funds Shareholders will be validly issued and outstanding and fully paid and non-assessable and no shareholder of Fund has any preemptive rights to subscription or purchase in respect thereof; (e) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Fund's or the Other Funds' Declaration of Trust or any provision of any material agreement (known to such counsel) to which the Fund or the Other Funds are a party or by which they are bound or, to the knowledge of such counsel, result in the acceleration of any material obligation or the imposition of any material penalty under any agreement, judgment or decree to which the Fund or the Other Funds are a party or by which they are bound; (f) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or any state is required for the consummation by the Fund or the Other Funds of the transactions contemplated herein, except such as have been obtained under the 1933 Act , the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act and such as may be required under state securities laws; (g) as they relate to the Fund or the Other

    Funds, as they case may be, the descriptions in the Proxy Materials of statutes, legal and governmental proceedings and contracts and other documents, if any, are accurate in all material respects and fairly present the information required to be shown; (h) such counsel does not know of any legal or governmental proceedings, as they relate to the Fund or the Other Funds, existing on or before the date of mailing of the Proxy Materials or the Closing Date that are required to be described in the Registration Statement or in any documents that are required to be filed as exhibits to the Registration Statement that are not described as required; and (i) to the best knowledge of such counsel, no material litigation or administrative proceedings or investigation of or before any court or governmental body is presently pending or overtly threatened as to the Fund or the Other Funds or any of their properties or assets and neither the Fund nor the Other Funds are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business, other than as previously disclosed in the Registration Statement.


    7.5 All actions taken by the Fund and the Other Funds in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to counsel for the Fund and the Other Funds.


    7.6 As of the Closing Date, there shall be no material change in the investment objective, policies and restrictions nor any increase in the investment management fees or sales loads of the Fund from those described in the Prospectus and Statement of Additional Information of the Fund dated January 1, 1996, except as may have been approved by shareholders of the Fund and, except for the changes contemplated by this Agreement, including, without limitation, the change of the Fund from an open-end management investment company to a closed-end management investment company in accordance with the requirements of the 1940 Act.


8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE FUND

    The obligations of the Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by Other Funds of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

    8.1 All representations and warranties of the Other Funds, and Steadman contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

    8.2 The Other Funds shall have delivered to the Fund a statement of Other Funds Assets and its liabilities, together with a list of Other Funds' securities and other assets showing the respective adjusted bases and holding periods thereof for income tax purposes, as of the Closing Date, certified by the President of each of the Other Funds.

    8.3 The Other Funds shall have delivered to the Fund at the Closing a certificate executed in Other Funds' name by the President or Vice President and the Treasurer or Secretary of Other Funds, in form and substance satisfactory to the Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Other Funds, on behalf of the Other Funds, made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as Fund shall reasonably request. Such a certificate shall also be delivered to Fund as executed by Steadman with respect to its representations and warranties made in paragraph 6.3.


    8.4 The Fund shall have received at the Closing a favorable opinion dated as of the Closing Date set forth in Section 7.4 of this Agreement.


    8.5 Between the date hereof and the Closing Date, the Other Funds shall provide the Fund and its representatives reasonable access during regular business hours and upon reasonable notice to the books and records relating to the Other Funds, including without limitation the books and records of the Other Funds, as the Fund may reasonably request. All such information obtained by the Fund and its representatives shall be held in confidence and may not be used for any purpose other than in connection with the transaction contemplated hereby. In the event that the transaction contemplated by this Agreement is not consummated, Fund and its representatives will promptly return to the Other Funds all documents and copies thereof with respect to the Other Funds obtained from the Other Funds during the course of such investigation.

    8.6 The Other Funds shall have delivered to Fund, pursuant to paragraph 6.2(g), copies of the most recent financial statements of the Other Funds certified by Coopers & Lybrand, L.L.P.

    8.7 On the Closing Date, the Other Funds Assets shall include no assets that the Fund, by reason of charter limitations or otherwise, may not properly acquire.

    8.8 All actions taken by the Other Funds in connection with the transactions contemplated by the Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Fund and its counsel.

    8.9 The filing of the Registration Statement shall have been approved by the Trustees of the Fund.

9.  FURTHER CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
    FUND AND THE OTHER FUNDS.

    The obligations of the Other Funds and the Fund hereunder are each subject to the further conditions that on or before the Closing Date.

    9.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Fund and the Other Funds and certified copies of the resolutions evidencing such approval shall have been delivered to the Fund and the Other Funds.

    9.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

    9.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including "no-action" positions or any exemptive orders from such federal and state authorities) deemed necessary by the Fund or the Other Funds to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve risk of a material adverse effect on the assets or properties of the Fund or the Other Funds.

    9.4 The Registration Statement on Form N-14 shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.


    9.5 The parties shall have received a favorable opinion from Manatt, Phelps & Phillips (based on such representations as such firm shall reasonably request), addressed to the Fund and the Other Funds, which opinion may be relied upon by the shareholders of the Fund and the Other Funds Shareholders, substantially to the effect that, for federal income tax purposes:

    (a) The mergers of the Other Funds with and into the Fund will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code in each transaction in the Merger, and the Other Funds and the Fund will each be a "party to the reorganization" within the meaning of
    Section 368(b) of the Code with respect to the particular merger relevant to such entities;

    (b) Pursuant to Section 1032 of the Code, no gain or loss will be recognized by the Fund upon the receipt of the assets of the Other Funds solely in exchange for the Fund shares;

    (c) Pursuant to Section 361 (a) of the Code, no gain or loss will be recognized by Other Funds upon the exchange of the Other Funds' assets for Fund shares;

    (d) Pursuant to Section 354(a) of the Code, no gain or loss will be recognized by the Other Funds' Shareholders upon the exchange of the Other Funds shares for the Fund shares;

    (e) Pursuant to Section 358 of the Code, the aggregate tax basis for the Fund shares received by each of the Other Funds' shareholders pursuant to the merger will be the same as the aggregate tax basis of the Other Funds shares held by each such Other Funds' shareholders immediately prior to the Merger;

    (f) Pursuant to Section 1223 of the Code, the holding period of the Fund shares to be received by each of the Other Funds' shareholders will include the period during which the Other Funds shares surrendered in exchange therefor were held by such shareholders (provided such Other Funds shares were held by such shareholders as capital assets on the date of the Merger);

    (g) Pursuant to Section 362(b) of the Code, the tax basis of the assets of the Other Funds acquired by the Fund in the Merger will be the same as the tax basis of such assets in the hands of the Other Funds immediately prior to the Merger;

    (h) Pursuant to Section 1223 of the Code, the holding period of the assets of the Other Funds in the hands of the Fund will include the period during which those assets were held by the Other Funds; and

    (i) The Fund will succeed to and take into account the items of the Other Funds described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and applicable regulations thereunder.

    Notwithstanding anything herein to the contrary, neither the Fund nor the Other Funds may waive the material conditions set forth in this paragraph 8.6 although the actual wording of such opinion may differ to the extent agreed to by the Fund and the Other Funds.


10. BROKERAGE FEES AND EXPENSES

    10.1 The Fund and the Other Funds each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

    10.2 The Fund and each of the Other Funds shall bear the expenses incurred in connection with entering into and carrying out the provisions of this Agreement, on a pro-rata basis based upon net asset value at the Valuation Date (all of which expenses shall be deducted from the respective funds net assets values as of such date) including legal, accounting and Commission registration fees and Blue Sky expenses.

11. ENTIRE AGREEMENT: SURVIVAL OF WARRANTIES

    11.1 The Fund and the Other Funds agree that no party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

    11.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated herein.

12. TERMINATION

    12.1 This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:


    (a) by the mutual written consent of the Fund and the Other Funds, by notice to the other, without liability to the terminating party on account of such termination (providing the termination party is not otherwise in default or in breach of this Agreement) if the Closing shall not have occurred on or before September 30, 1997; or

    (b) by either the Fund or the Other Funds, in writing without liability of the terminating party on account of such termination (provided the terminating party is not otherwise in material default or breach of the Agreement), if (i) the other party shall fail to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, (ii) the Fund or the Other Funds, respectively, materially breaches or shall have breached any of its representations, warranties or covenants contained herein, (iii) the Fund shareholders or the Other Funds' shareholders fail to approve the Agreement, or (iv) any other condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.


    12.2 (a) Termination of this Agreement pursuant to paragraphs 12.1(a) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the Fund or the Other Funds or the trustees, directors or officers of the Fund or the Other Funds to any other party or its trustees, directors or officers.


    (b) Termination of this Agreement pursuant to paragraph 12.1(b) shall terminate all obligations of the parties hereunder and there shall be no liability for damages on the part of the Fund, the Other Funds or Steadman to any other party or its trustees, directors or officers, except that any party in breach of this Agreement shall, upon demand, reimburse the non-breaching party or parties for all reasonable out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement, including legal, accounting and filing fees.

13. AMENDMENTS

    This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized trustees of the Fund and the Other Funds; provided, however, that following the meeting of the Fund and the Other Funds Shareholders pursuant to paragraph 5.3, no such amendment may have the effect of changing the provisions for determining the number of Fund shares to be issued to the Other Funds Shareholders under this Agreement to the detriment of such Shareholders without their further approval.


14. INDEMNIFICATION

    14.1 The Fund will indemnify and hold harmless, the Other Funds and their respective trustees, directors, officers and shareholders against any and all claims to the extent such claims are based upon, arise out of or relate to any untruthful or inaccurate representations made by the Fund in this Agreement or any breach by the Fund of any warranty or any failure to perform or comply with any of its obligations, covenants, conditions or agreements set forth in this Agreement.

    14.2 Steadman will indemnify and hold harmless the Fund and the Other Funds and their respective trustees, officers and shareholders against any and all claims to the extent such claims are based upon, arise out of or relate to any untruthful or inaccurate representation made by the Other Funds in this Agreement or any breach by the Other Funds of any warranty or any failure by Other Funds to perform or comply with any of its obligations, covenants, conditions or agreements set forth in this Agreement.

    14.3 As used in this section 14, the word "claim" means any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, penalties, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses (including, without limitation, reasonable attorneys' fees).

    14.4 Promptly after the receipt by any party (the "Indemnified Party"), of notice of any claim by a third party which may give rise to indemnification hereunder, the Indemnified Party shall notify the party against whom a claim for indemnification may be made hereunder (the "Indemnifying Party"), in reasonable detail of the nature and amount of the claim. The Indemnifying Party shall be entitled to assume, at its sole cost and expense (unless it is subsequently determined that the Indemnifying Party did not have the obligation to indemnify the Indemnified Party under such circumstances), and shall have sole control of the defense and settlement of such action or claim; provided, however, that:

    (a) the Indemnified Party shall be entitled to participate in the defense of such claim and, in connection therewith, to employ counsel at its own expense; and

    (b) without the prior written consent of the Indemnified Party which shall not be unreasonably withheld, the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that requires any action other than the payment of money.

    In the event the Indemnifying Party elects to assume control of the defense of any such action in accordance with the foregoing provisions, (i) the Indemnifying Party shall not be liable to Indemnified Party for any legal fees, costs and expenses incurred by the Indemnified Party in connection with the defense thereof arising after the date the Indemnifying Party elects to assume control of such defense and (ii)Indemnified Party shall fully cooperate with the Indemnifying Party in such defense. If the Indemnifying Party does not assume control of the defense of such claim in accordance with the foregoing provisions, the Indemnified Party shall have the right to defend such claim, in which case the Indemnifying Party shall pay all reasonable costs and expenses of such defense plus interest on the cost of defense from the date paid at a rate equal to the prime commercial rate of interest as in effect from time to time at Crestar Bank. The Indemnified Party shall conduct such defense in good faith and shall have the right to settle the matter with the prior written consent of the Indemnifying Party which shall not be reasonably withheld.

15. NOTICES

    Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed to the Fund or the Other Funds at 1730 K Street, N.W., Suite 904 Washington, D.C., with a copy to Steadman at 1730 K Street, N.W., Suite 904, Washington, D.C. and to Manatt, Phelps & Phillips at 1501 M Street, N.W., Suite 700, Washington, D.C. 20005.

16. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

    16.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    16.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

    16.3 This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia.


    16.4 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Except as provided in the following sentence, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.


    IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

                                            STEADMAN SECURITY TRUST
                                            (formerly Steadman Associated Fund)


                                            By: /s/ Charles W. Steadman
                                                ----------------------------
                                                Charles W. Steadman
                                                Chairman and President


                                            STEADMAN SECURITY CORPORATION


                                            By: /s/ Charles W. Steadman
                                                ----------------------------
                                                Charles W. Steadman
                                                Chairman and President


                                            STEADMAN INVESTMENT FUND


                                            By: /s/ Charles W. Steadman
                                                ----------------------------
                                                Charles W. Steadman
                                                Chairman and President

                                            STEADMAN AMERICAN INDUSTRY FUND


                                            By: /s/ Charles W. Steadman
                                                ----------------------------
                                                Charles W. Steadman
                                                Chairman and President

                                            STEADMAN TECHNOLOGY AND
                                            GROWTH FUND


                                            By: /s/ Charles W. Steadman
                                                ----------------------------
                                                Charles W. Steadman
                                                Chairman and President